Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of United States Cellular Corporation of our report dated June 29, 2021, relating to our audit of the financial statements of Telephone and Data Systems, Inc. Tax-Deferred Savings Plan appearing in the Annual Report on Form 11-K of Telephone and Data Systems, Inc. Tax-Deferred Savings Plan for the year ended December 31, 2021.

/s/ RSM US LLP

Indianapolis, Indiana
August 9, 2022